UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2007 (November 20, 2007)

AMPAL-AMERICAN ISRAEL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York	0-538	13-0435685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Arlozorov Street Tel Aviv, Israel	62098
(Address of Principal Executive Offices)	(Zip Code)

(866) 447-8636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2007, Merhav Ampal Energy Ltd., a wholly owned subsidiary of Ampal-American Israel Corporation, entered into an agreement with Netherlands Industrial Chemical Enterprises B.V. to purchase a 63.66% controlling interest (on a fully diluted basis) in Gadot Chemical Tankers and Terminals Ltd. for approximately 348 million New Israeli Shekels, or approximately $88.5 million. The transaction is expected to close before the end of 2007 and is subject to customary closing conditions, including the approval of the Antitrust Authority in Israel.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which the Company intends to file as an exhibit to its next annual report.

A copy of the Company’s press release announcing the execution of the Agreement is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

EXHIBIT	DESCRIPTION
99.1	Press release of Ampal-American Israel Corporation, dated November 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: November 21, 2007	By:	/s/Yoram Firon
		Name:	Yoram Firon
		Title:	Vice President – Investments and Corporate Affairs

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press release of Ampal-American Israel Corporation, dated November 20, 2007.